Exhibit 99.1

FOR IMMEDIATE RELEASE

BIOCARDIA REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS AND BUSINESS HIGHLIGHTS

SAN CARLOS, Calif. – August 12, 2021 - BioCardia, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today reported financial results for the second quarter of 2021 and filed its quarterly report on Form 10-Q for the three and six months ended June 30, 2021 with the Securities and Exchange Commission.

Q2 and Recent Business Highlights:

●	CardiAMP® Autologous Cell Therapy for ischemic heart failure (BCDA-01)

o

The independent Data Safety Monitoring Board (DSMB) completed its fourth prespecified data review for the Phase III pivotal CardiAMP Heart Failure Trial on June 22, 2021. The DSMB preformed a risk-benefit assessment, which typically includes an analysis of futility to reach the primary endpoint of the clinical trial as designed. The DSMB based its review on all available data for the 97 patients enrolled in the trial at that time, 75% of which should have reached their primary clinical endpoint at one-year follow-up. The DSMB indicated no safety concerns and recommended continuing the study as planned.

o	Clinical investigators have enrolled 104 patients. 24 sites are active across the United States.

o

Data was presented at the virtual European Society of Cardiology Heart Failure Annual Meeting 2021 by Dr. Amish Raval on behalf of the CardiAMP Heart Failure trial investigators, demonstrating the high CD34+ cell dosing being achieved in the trial.

o	Continued enrollment and expansion of the trial to additional sites in United States, Canada and Japan is underway.

●	CardiAMP Autologous Cell Therapy for Chronic Myocardial Ischemia (BCDA-02)

o

The pivotal CardiAMP Cell Therapy in Chronic Myocardial Ischemia Trial has been activated and the first patient was consented during the quarter. The Company is working towards initial patient enrollment in the third quarter of 2021.

●	Neurokinin-1 Receptor Positive (NK1R+™) Allogeneic Mesenchymal Cell Therapy (BCDA-03 and 04)

o

BioCardia is working to secure acceptance of Investigational New Drug (IND) applications for Phase I/II trials in ischemic systolic heat failure (BCDA-03) and acute respiratory distress syndrome caused by COVID-19 (BCDA-04) in 2021. The FDA recently provided helpful and positive feedback, including information on required animal testing and clinical trial design.

●	Business Development

o

In April 2021, the Company entered into an agreement with a Japanese therapeutic partner related to the Helix biotherapeutic delivery product candidates.  Under the terms of the agreement, BioCardia received $500,000, a portion of which is creditable for biotherapeutic delivery products and support services. The agreement has a one-year term with an option to negotiate for a non-exclusive world-wide license to BioCardia Helix catheter biotherapeutic delivery product candidates for certain cell types for cardiac indications.

●	Intellectual Property

o

The European patent office issued European Patent No. 3593810 for autologous cell therapy patient selection diagnostics, with publication on June 23, further strengthening the protection of the Company’s patient screening methods.

o

The Japan Patent Office granted Patent no: 6887216 titled, “Target Site Selection, Entry, and Update with Automatic Remote Image Annotation,” related to software navigation for the delivery of biologics to the heart.

●	Corporate

o	In June 2021, BioCardia joined the Russel Microcap® Index as part of the 2021 Russell Indexes annual reconstitution, enhancing Company visibility to the investor community.

●	Financial

o	The Company ended the quarter with cash and cash equivalents totaling $18.5 million, providing anticipated operating runway into the fourth quarter 2022.

●	Second Quarter 2021 Financial Results:

o	Net loss was $3.5 million for the second quarter of 2021, compared to $3.6 million in the second quarter of 2020.

o

Research and development expenses increased by approximately 6% to $2.4 million in the second quarter of 2021, compared to $2.2 million in the second quarter of 2020, due primarily to increasing expenses associated with the pivotal CardiAMP Heart Failure Trial™ as activities resumed at clinical sites that were adversely impacted by COVID-19 in the second quarter of 2020.

o

Selling, general and administrative expenses decreased approximately 13% to $1.2 million in the second quarter of 2021, compared to $1.4 million in the second quarter of 2020, due primarily to lower compensation expense coupled with reduced professional service fees.

o	Net cash used in operations in the second quarter of 2021 was $2.9 million, as compared to $2.3 million in the first quarter of 2020.

“The BioCardia team is working diligently to deliver on all of its significant milestones. Together with our clinical investigators and partners, we have made progress and increased the probability of clinical success in our lead program for the treatment of ischemic heart failure,” said Peter Altman, Ph.D., BioCardia’s Chief Executive Officer. “With 104 patients enrolled and a critically important successful DSMB review just behind us, our lead program has greater potential to provide the primary clinical support for a future marketing approval or clearance.”

Anticipated Upcoming 2021 Milestones:

o	CardiAMP Chronic Myocardial Ischemia Phase III pivotal trial - first patient enrolled and roll-in cohort safety data (BCDA-02).

o

Investigational New Drug (IND) acceptance of Phase I/II program of our allogeneic Neurokinin-1 receptor positive (NK1R+) Mesenchymal Stem Cells (MSC) for the treatment of ischemic heart failure (BCDA-03), intended initially for those patients excluded from BCDA-01.

o	IND acceptance of Phase I/II program for BCDA-04, our allogeneic NK1R+ MSC Phase I/II program for the treatment of acute respiratory distress resulting from COVID-19.

About BioCardia®

BioCardia, Inc., headquartered in San Carlos, California, is a developer of two biotherapeutic platforms – the CardiAMP autologous bone marrow derived mononuclear cell therapy for cardiovascular indications, and the NK1R+ allogenic bone marrow derived mesenchymal stem cell therapies for cardiovascular and pulmonary diseases. These platforms underly four product candidates, each with the potential to meaningfully benefit millions of patients. Three of these investigational therapies are enabled by the Company’s proprietary biotherapeutic delivery platforms, which the Company also selectively licenses to other biotherapeutic development firms.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the enrollment of our clinical trials, the availability of data from our clinical trials, filings with the FDA, FDA product clearances, the efficacy and safety of our products and therapies, preliminary conclusions about new data, the achievement of any of the anticipated upcoming milestones, our positioning for growth or the market for our products and therapies, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans and overall market conditions.  We may find it difficult to enroll patients in our clinical trials due to many factors, some of which are outside of our control.  Slower than targeted enrollment could delay completion of our clinical trials and delay or prevent development of our therapeutic candidates.  These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate.  Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2021, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Anne Laluc, Marketing
Email: alaluc@bioCardia.com
Phone: 310-902-1274

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120

BioCardia, Inc.

Condensed Statements of Operations
(in thousands, except share and per share amounts)

	Three Months ended June 30,		Six Months ended June 30,
	2021	2020	2021	2020
Revenue:
Net product revenue	$—	$—	$—	$5
Collaboration agreement revenue	69	27	115	60
Total revenue	69	27	115	65
Costs and expenses:
Cost of goods sold	—	—	—	4
Research and development	2,362	2,224	4,203	5,010
Selling, general and administrative	1,196	1,377	2,373	3,234
Total costs and expenses	3,558	3,601	6,576	8,248
Operating loss	(3,489)	(3,574)	(6,461)	(8,183)
Other income (expense):
Interest income	2	2	6	18
Other expense	-	(1)	(1)	(2)
Total other income (expense)	2	1	5	16
Net loss	$(3,487)	$(3,573)	$(6,456)	$(8,167)

Net loss per share, basic and diluted	$(0.20)	$(0.46)	$(0.38)	$(1.07)

Weighted-average shares used in computing net loss per share, basic and diluted	17,047,411	7,710,577	16,809,661	7,636,088

BioCardia, Inc.
Selected Balance Sheet Data
(amounts in thousands)

	June 30,	December 31,
	2021(1)	2020(1)

Assets:
Cash and cash equivalents	$18,543	$21,407
Other current assets	1,198	1,251
Property, plant and equipment and other noncurrent assets	477	766
Total assets	$20,218	$23,424
Liabilities and Stockholders’ Equity
Current liabilities	$4,545	$4,248
Total stockholders’ equity	15,673	19,176
Total liabilities and stockholders’ equity	$20,218	$23,424

(1) June 30, 2021 amounts are unaudited. December 31, 2020 amounts were derived from the audited Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission on March 30, 2021.